                           SECOND WAIVER AND AGREEMENT
                           ---------------------------

     SECOND WAIVER AND AGREEMENT (the "Agreement"), dated as of June 9, 2000, among INACOM CORP., a Delaware corporation (the "Borrower"), the Banks party to the Credit Agreement referred to below, IBM CREDIT CORPORATION, as Documentation Agent, BANQUE NATIONALE DE PARIS, as Syndication Agent and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement or in the Waiver and Agreement referred to below.

                                    RECITALS
                                    --------

     WHEREAS, the Borrower, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a certain Credit Agreement, dated as of April 9, 1999 (as amended, modified or supplemented to the date hereof, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Borrower;

     WHEREAS, the Borrower, the Banks, the Documentation Agent, the Syndication Agent and Administrative Agent are parties to a certain Waiver and Agreement, dated as of May 24, 2000 (the "Waiver and Agreement") pursuant to which, inter alia, the Banks have agreed to waive during the Waiver Period any Defaults or Events of Default that existed as of the date of the Waiver and Agreement and certain Defaults or Events of Default that could have existed or existed thereafter under the Credit Agreement, as set forth in Section 1(b) of the Waiver and Amendment and the Borrower has authorized the Collateral Agent to direct Lockbox Banks to transfer Accounts Receivable Proceeds received by them directly to the Collateral Agent for the account of the Collateral Agent and the Banks;

     WHEREAS, the Borrower and the Banks have agreed to amend certain provisions of the Waiver and Agreement and the Credit Agreement, subject to and on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto have decided to enter into the agreements provided below, subject to and upon the terms and conditions set forth herein;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments and Waivers.

     (a) Section 1(a) of the Waiver and Agreement is hereby amended by (i) deleting the date "June 9, 2000" contained therein and (ii) inserting the date "June 16, 2000" in lieu thereof. In addition to the dates set forth in clauses
(i) - (iv) of the last sentence of Section 1(a) of the Waiver and Agreement, the Waiver Termination Date shall also occur at 5:00p.m. (New York time) on the Business Day following the date, if any, on which the strategic buyer previously identified to the Banks notifies the Borrower that it is not willing to purchase the Borrower's service business.

     (b) Notwithstanding anything to the contrary contained in Section 2(b) of the Waiver and Agreement, any monies which are deposited into the Collateral Account during the period (the "Relevant Period") on or after June 8, 2000 to and including the Waiver Termination Date (other than monies, if any, deposited therein pursuant to Section 2(l) of the Waiver and Agreement) shall be promptly released to the Borrower, by wire transfer to such account or accounts as the Borrower may direct, upon the request of the Borrower, (x) to finance payroll at the time it would customarily be funded (such financing not to exceed $6,000,000 in the aggregate), (y) to finance other critical operating expenses of the Borrower and its Subsidiaries as determined in the reasonable judgement of the Borrower (such financing not to exceed the lesser of (i) $3,000,000 and (ii) an amount equal to the amount of monies which are deposited into the Collateral Account during the Relevant Period minus the amount required to finance payroll as provided in clause (x) above minus the amount required to be released to the Borrower pursuant to clause (z) below) and (z) otherwise in accordance with the provisions of Section 2(c) of the Waiver and Agreement. Notwithstanding the above, the Banks hereby agree to finance the monies that may be required in clauses (x) and (z) above to the extent that monies deposited in the Collateral Account during the Relevant Period are insufficient to finance the monies required in accordance with such clauses (x) and (z) above.

     (c) Section 2(g) of the Waiver and Agreement is hereby amended by (i) deleting the phrase "during the Waiver Period" contained therein and (ii) inserting the phrase "from the Agreement Effective Date through and including June 9, 2000" in lieu thereof.

     (d) Section 2(i) of the Amendment and Waiver is hereby amended with effect from the date hereof by (i) deleting the amount "$112,672,000" contained therein and (ii) inserting the amount "$90,000,000" in lieu thereof.

     (e) The term "Agreement Effective Date" as used in Section 1 of the Waiver and Agreement, as amended by this Agreement, shall have the meaning set forth in
Section 4 of this Agreement.

     (f) Section 7.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "7.12 Intentionally Omitted."

     2. Agreements. The Borrower, the other InaCom Entities and the Banks hereby agree as follows:

     (a) In order to induce the Banks to enter into this Agreement, each InaCom Entity hereby remises, releases and forever discharges, and by these presents do for their Subsidiaries (direct or indirect), and for themselves and their predecessors, successors, affiliates and assigns (each a "Releasor"), remise, release and forever discharge, the Administrative Agent, the Collateral Agent, each Bank, and their predecessors, affiliates, subsidiaries (direct or indirect), successors, assigns, participants, officers, directors, shareholders, employees or agents, of and from all manner of actions at law or equity, all causes of action for damages, costs, debts, sums of money, accounts, bills, rights of indemnity, breach of contract, provision of labor or materials, loss of use, loss of services, expenses, compensation, consequential or punitive damages, equitable subordination, avoidance of preferential or fraudulent transfers, or any other thing whatever, relating in any way to (i) this Agreement, the Credit Agreement, the Obligations or any other Credit Document, (ii) any claims (including, without limitation, for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated by this Agreement or the Credit Documents or any other proceedings that have been brought or may be brought by any party hereto or to any Credit Document or any third party relating to the Credit Documents or the transactions contemplated thereby, (iii) any acts, transactions or events that are the subject matter of this Agreement or the Credit Documents or (iv) the prosecution of any claims or any settlement negotiations which such Releasor ever had, now or which it, its Subsidiaries (direct or indirect), or its successors or assigns hereafter can, shall or may have against the Administrative Agent, each Bank, and their predecessors, affiliates, Subsidiaries (direct or indirect), successors, assigns, participants, officers, directors, shareholders, employees or agents, by reason of (with respect to each of clauses (i)-(iv) above) any matter, cause or thing whatsoever on or prior to the date hereof relating to this Agreement or the Credit Documents; provided, however, that nothing herein shall be construed or deemed to release (x) any covenants or agreements contained herein or in any Credit Document so long as such Credit Document shall remain in full force and effect or (y) the obligation, if any, of any Bank to turn over funds previously paid to it that belong to third parties (it being understood that the Banks do not believe that any such obligation on the part of the Banks currently exists).

     (b) The Borrower represents and warrants that as of the end of business on June 7, 2000, the InaCom Entities had approximately $0 in cash on hand in the Operating and Disbursement Accounts (exclusive of payroll accounts), and approximately $19,775,000 in the Payroll Accounts. The InaCom Entities shall be entitled to retain all cash on deposit on such date in their Operating and Disbursement Accounts and Payroll Accounts and shall not be required to deposit such funds into the Collateral Account.

     (c) The InaCom Entities shall use amounts on deposit in their Operating and Disbursement Accounts and Payroll Accounts only for payroll and critical operating expenses of the InaCom Entities.

     3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Banks that:

     (a) The execution, delivery and performance by the InaCom Entities of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. The Credit Documents as modified by this Agreement constitute the legal, valid and binding obligation of the InaCom Entities, enforceable against them in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

     (b) The InaCom Entities are entering into this Agreement on the basis of their own investigation and for their own reasons, without reliance upon the Administrative Agent, the Banks or any other Person.

     4. Agreement Effective Date. This Agreement shall become effective as of the date (the "Agreement Effective Date") when each of the following shall have occurred:

     (a) Counterparts (or if elected by the Administrative Agent, an executed facsimile copy) of this Agreement have been executed and delivered to the Administrative Agent by the Borrower and the Required Banks;

     (b) the Borrower shall have delivered to White & Case LLP, counsel to the Administrative Agent, an amount sufficient to pay all outstanding invoices of White & Case LLP and to replenish the retainer agreed to by the Borrower and the Administrative Agent to $150,000; and

     (c) the Borrower shall have delivered to FTI/Policano & Manzo, financial consultant to White & Case LLP, an amount sufficient to pay all outstanding invoices of FTI/Policano & Manzo and to replenish the retainer agreed to by the Borrower and the Administrative Agent to $100,000.

     5. Reservation of Rights. Except as expressly set forth in this Agreement, each of the undersigned acknowledges and agrees that the execution and delivery by the Administrative Agent, the Collateral Agent and the Banks of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate the Administrative Agent, the Collateral Agent or the Banks to forbear or execute similar agreements under the same or similar circumstances in the future, (ii) to modify, relinquish or impair any right of the Administrative Agent, the Collateral Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement, (iii) to waive any right of the Banks to receive interest at an increased rate as a result of any Events of Default that may occur under the Credit Agreement, (iv) to obligate the Banks in any way to forbear from individually or collectively enforcing remedies under the Credit Agreement or (v) a commitment from any of the Banks to forbear or "stand still." Whether the Banks continue to make Loans or issue Letters of Credit or to forbear from enforcing collection of outstanding Loans or other indebtedness is and shall remain wholly discretionary with the Banks. Except as expressly set forth in this Agreement, no past or future forbearance on the part of any of the Banks should be viewed as a limitation upon or waiver of the absolute right and privilege of the Banks in exercising rights and remedies that currently exist or may exist after the Agreement Effective Date.

     6. Miscellaneous.

     (a) Except as herein expressly amended or waived, all terms, covenants and provisions of the Credit Agreement and the Waiver and Agreement are and shall remain in full force and effect and all references therein to the Credit Agreement shall henceforth refer to the Credit Agreement amended to the date hereof and as modified by the Waiver and Agreement and this Agreement. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement.

     (c) This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other documents required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Borrower shall bind such Bank or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

     (e) This Agreement, together with the Waiver and Agreement, the Credit Agreement and the Credit Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect thereto. This Agreement may not be amended except in accordance with the provisions of Section 12.12 of the Credit Agreement.

     (f) If any term or provision of this Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Agreement, the Waiver and Agreement or the Credit Agreement, respectively.

     (g) The Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) actually incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution, delivery, administration and enforcement of this Agreement. In addition, the Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all fees, costs and disbursements of White & Case LLP and FTI/Policano & Manzo incurred in connection with this Agreement and the Credit Documents, and to replenish all retainers for White & Case LLP and FTI/Policano & Manzo as previously agreed by the Borrower.

     (h) Each of the undersigned InaCom Entities acknowledges and agrees that all of the guarantees and security provided by it to or for the benefit of any one or more of the Administrative Agent, the Collateral Agent and the Banks in connection with, or otherwise applicable to, the debts and liabilities of itself or the Borrower to any one or more of the Administrative Agent, the Collateral Agent and the Banks under, in connection with or with respect to any one or more of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and remain in full force and effect.

                                      * * *

                                                                         ANNEX A
                                                                         -------

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        INACOM CORP.

                                        By: /s/ Thomas J. Fitzpatrick
                                            ------------------------------
                                            Title: Executive Vice President,
                                                   Chief Financial Officer

                                        DEUTSCHE BANK AG, NEW YORK BRANCH,
                                        Individually, as Administrative
                                        Agent and as Collateral Agent

                                        By: /s/ Robert Wood
                                            ------------------------------
                                            Title: Director


                                        By: /s/ John L. Quinn
                                            ------------------------------
                                            Title: Assistant Vice President

                                        IBM CREDIT CORPORATION,
                                        Individually and as Documentation
                                        Agent

                                        By: /s/ Philip Morse
                                            ------------------------------
                                            Title: Director, Commercial &
                                                   Specialty Financing Americas

                                        CREDIT LYONNAIS CHICAGO BRANCH

                                        By: /s/ John Charles Van Essche
                                            ------------------------------
                                            Title: Vice President

                                        BANK OF NOVA SCOTIA

                                        By: /s/ Don Costigan
                                            ------------------------------
                                            Title: Director

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Daniel J. Falstad
                                            ------------------------------
                                            Title: Vice President

                                        ABN AMRO BANK, N.V.

                                        By: /s/ Steven C. Wimpenny
                                            ------------------------------
                                            Title: Group Senior Vice President


                                        By: /s/ Illegible Signature
                                            ------------------------------
                                            Title:

                                        FINOVA CAPITAL CORP.

                                        By: Illegible Signature
                                            ----------------------------
                                            Title: Vice President

                                        FIRSTAR BANK NA

                                        By: /s/ Peter W. Bakker
                                            ------------------------------
                                            Title: Vice President

Acknowledged and Agreed:



SUBSIDIARY GUARANTORS:
---------------------

INACOM TENNESSEE, INC.
INACOM COMMUNICATIONS, INC.
INACOMP FINANCIAL SERVICES, INC.
INACOM INTERNATIONAL, INC.
INACOM SOLUTIONS, INC.
PERIGEE COMMUNICATIONS, INC.
GORHAM CLARK, INC.
KURE ASSOCIATES, INC.
NETWORKS, INC.
BOSTON COMPUTER EXCHANGE
CORPORATION
PC TECHNICAL SERVICES, INC.
INACOM PROFESSIONAL SERVICES, INC.
INACOM FINANCE CORP.
OFFICE PRODUCTS OF MINNESOTA, INC.
VANSTAR CORPORATION
INACOM LATIN AMERICA
COMPUTERLAND INTERNATIONAL DEVELOPMENT, INC.
COMPUTER PORT WORLD TRADE, INC.
VANSTAR INTERNATIONAL CORPORATION
VST WEST, INC.
VST ILLINOIS, INC.
VSTNC, INC.
CIAND TEX, INC.
INACOM GOVERNMENT SYSTEMS, INC.
CONTRACT DATA, INC.
COMPUTER PROFESSIONALS, INC.
VANSTAR PROFESSIONAL TECHNICAL RESOURCES, INC.



By: /s/ Thomas J. Fitzpatrick
    ------------------------------
    Title: Executive Vice President,
           Chief Financial Officer